SCHEDULE 14 C

                                 AMENDMENT NO. 1
                                       TO
                INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check  the  appropriate  box:

     [X]  Preliminary  information  statement
  Definitive  information  statement
  Confidential,  for  use  of  the  Commission  only  (as  permitted  by  Rule
14c-5(d)(2))

                                  UNICORP, INC.
                  (NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

     [X]  No  fee  required.
  Fee  computed  on  table  below  per  Exchange  Act  Rules  14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: Not Applicable.
(2)  Aggregate  number  of  securities  to  which  transaction  applies:   Not
Applicable.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee
is  calculated  and  state  how  it  was  determined):   Not  Applicable.
     (4)  Proposed  maximum  aggregate  value  of transaction:   Not Applicable.
(5)  Total  fee  paid:   Not  Applicable.

       Fee  paid  previously  with  preliminary  materials.
  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount  Previously  Paid:  Not  Applicable.
(2)  Form,  Schedule  or  Registration  Statement  No.  :  Not  Applicable.
(3)  Filing  Party:  Not  Applicable.
(4)  Date  Filed:  Not  Applicable.

                                        1
                              INFORMATION STATEMENT

                                  UNICORP, INC.
                             600 TRAVIS, SUITE 6500
                              HOUSTON, TEXAS 77002

                                 April 17, 1998



Dear  Stockholder:

     This Information Statement is being provided to inform you that L. Mychal Jefferson II ("Jefferson"), who holds approximately 91 percent of the outstanding common stock of UNICORP, Inc. (the "Company"), has delivered to the Company a written consent by which Jefferson has requested and consented to the following actions (the "Actions"): (i) the election of three directors of the Company, and (ii) amendments to the Articles of Incorporation of the Company as described in the Information Statement.

     The actions taken by Jefferson's consent will become effective 20 days from the date hereof.

     This Information Statement is being provided to you for information purposes only. Your vote is not required to approve the Actions. This Information Statement does not relate to an annual meeting or special meeting in lieu of an annual meeting. You are not being asked to send a proxy and you are requested not to send one.

Very  truly  yours,




L.  Mychal  Jefferson  II,  Secretary

                                        2
                                  UNICORP, INC.
                             600 TRAVIS, SUITE 6500
                              HOUSTON, TEXAS 77002
                                 (713) 229-9100
                             _______________________

                              INFORMATION STATEMENT
                             _______________________

       NOTICE TO STOCKHOLDERS PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934.

                             _______________________


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             _______________________

     This Information Statement is being provided to inform you that L. Mychal Jefferson II ("Jefferson"), who holds approximately 91 percent of the outstanding common stock, par value $0.01 per share (the "Common Stock") of UNICORP, Inc. (the "Company"), has delivered to the Company a written consent by which Jefferson has requested and consented to the following actions (the
"Actions"): (i) the election of three directors of the Company, and (ii) amendments to the Articles of Incorporation of the Company as described herein. This Information Statement is furnished for informational purposes only, and does not relate to an annual meeting or special meeting in lieu of an annual meeting. Your vote is not required to approve the Actions. You are not being asked to send a proxy and you are requested not to send one. This Information Statement is being mailed on or about September 9, 1998 to holders of record of the Company's Common Stock at the close of business on September 9, 1998.

           JEFFERSON'S ACTIONS BY WRITTEN CONSENT IN LIEU OF A MEETING

     Jefferson has executed and delivered to the Company an action by written consent (the "Consent") pursuant to Section 78. 320 of the Nevada Revised Statutes (the "Private Corporations Law") signed by him and dated April 13, 1998. By such Consent, Jefferson has voted, pursuant to Sections 78.320, 78.385 and 78.390 of the Private Corporations Law, (i) to elect the individuals listed below under "Elected Directors" as directors of the Company (Item No. 1), and
(ii) to amend the Articles of Incorporation in the manner summarized under "Amendment to the Articles of Incorporation to Change Name of Company" and "Amendment to the Articles of Incorporation to Modify Capital Structure" (Item No. 2 and Item No. 3), and more fully set forth in Appendix A.

     Under Nevada law, stockholders of the Company are not entitled to dissenters' rights or rights of appraisal with regard to the Actions authorized by the Consent.

                                VOTING SECURITIES

     The Company's authorized capital stock consists of 50,000,000 shares of the Common Stock. Pursuant to Section 78.350 of the Private Corporations Law, the record date for the actions by written consent in lieu of a meeting was April 17, 1998 (the "Record Date"). As of the Record Date, the Company had 1,090,000 shares of the Common Stock issued and outstanding.

     Each holder of the Common Stock is entitled to one vote per share for the election of directors. Inasmuch as each share of the Common Stock is entitled to one vote, the total voting power of all such outstanding shares of the Common Stock as of the Record Date was, therefore, 1,090,000 votes. Holders of the Common Stock may not cumulate their votes in the election of directors.

     As of the Record Date, Jefferson beneficially owned 940,000 shares of the Company's Common Stock. Accordingly, pursuant to Sections 78.320 and 78.390 of the Private Corporations Law and the Company's Articles of Incorporation, Jefferson's ownership of a majority of the issued and outstanding shares of the Common Stock entitled him to elect the directors and to approve the amendments to the Company's Articles of Incorporation as described hereinafter by written consent in lieu of a meeting. Because Jefferson has sufficient voting power to approve the Actions through his ownership of the Company's Common Stock, no other stockholder consents are being solicited and no stockholders' meeting is being held in connection with the Actions. This Information Statement serves as notice of the Actions taken pursuant to Section 78.320 of the Private Corporations Law.

ITEM  NO.  1  ELECTION  OF  DIRECTORS

     Pursuant to the Consent, the following individuals will become duly elected and qualified as directors of the Company: (i) L. Mychal Jefferson II, (ii) Azie Taylor Morton, and (iii) Reginald V. Williams (collectively, the "Elected Directors"). The Elected Directors shall be responsible for the general management of the business affairs of the Company and may exercise all powers of the Company and do all such lawful acts and things as are not limited or prohibited by the Articles of Incorporation or the Bylaws of the Company, or applicable law, or required to be exercised or done by the stockholders. As directors of the Company, the Elected Directors will be subject to the rights, obligations and responsibilities imposed on directors of the Company by the Articles of Incorporation, the Bylaws and applicable law. Each Elected Director shall serve for a term of one year and until his successor shall have been duly elected and qualified or, in the case of removal, until such earlier date as may be established.

     Background of Elected Directors and Management. The following summarizes the age, business experience and background of the persons to become directors pursuant to the Consent and the present management of the Company:



   NAME                     AGE       POSITION AND DIRECTOR SINCE
 ----------------------    ----  -------------------------------------------
  L. Mychal Jefferson, II    29  Chief Executive Officer, President,
                                    Secretary, Chief Financial Officer
                                    and Director, January 1998
  Azie Taylor Morton         61  Director, January 1998
  Reginald V. Williams       30  Director, April 1998




     The Company may employ such additional management personnel as the Board of Directors deems necessary. The Company has not identified or reached an agreement or understanding with any other individuals to serve in such management positions, but does not anticipate any difficulty in employing qualified personnel.

     A description of the business experience during the past several years for each of the directors and executive officers of the Company is set forth below.

     L. Mychal Jefferson II has served as President of the Company since January 20, 1998 when he acquired 94 percent of the Common Stock in exchange for all of his common stock in The Laissez-Faire Group, Inc., a Texas corporation
("Laissez-Faire"). He has served as President of Laissez-Faire since its founding in 1997. Mr. Jefferson began his career with Monmouth Investments, a prominent regional investment banking firm. Thereafter, he managed portfolios of major institutions and high net worth individuals at Oppenheimer & Co. Mr. Jefferson is widely engaged in professional and civic activities, including Chairman of the President's Advisory Board of the Houston Development Council. Mr. Jefferson attended the University of Southern Mississippi and the University of South Florida, majoring in Finance.

     Azie Taylor Morton has been a distinguished public servant and experienced businessperson. She was appointed and served as the 36th Treasurer of the United States and has served in various capacities within federal and state governmental agencies. In addition to her governmental administration experience, Ms. Morton has owned and operated a Wendy's Old Fashioned Hamburger franchise and currently is President of Exeter Capital Asset Management Company. Ms. Morton has also served on numerous corporate and civic boards, and continues to serve as a director/trustee of Scholtzsky's Deli (Compensation Committee), Citizens Trust of Portsmouth, New Hampshire (Chair, Audit Committee) and St. Edwards University (Austin, Texas). Ms. Morton graduated from Huston-Tillotson College (B. S. Business Education - Cum Laude) and has received honorary degrees from Atlanta University, Bryant College and Huston-Tillotson College.

Reginald V. Williams presently serves as Chief Financial Officer of Parkland Foundation and Associate Director of Grants Management of Parkland Memorial Hospital of Dallas, Texas. Mr. Williams graduated from the University of Southern Mississippi where he received a Bachelor of Science Degree in Business Administration (Accounting).

     Ms. Morton is the mother-in-law of Mr. Jefferson. Mr. Williams and Mr. Jefferson are related by marriage.

     Meetings  of  Board  of  Directors.  There were no meetings of the Board of
     ----------------------------------
Directors  held  during  the  last  fiscal  year.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of all shares of the Common Stock at April 17, 1998 for (i) each person who owns beneficially more than five percent of the outstanding shares of the Common Stock, (ii) each director of the Company, (iii) each named executive officer, and (iv) all directors and officers as a group.




NAME OF                       NUMBER OF
BENEFICIAL OWNER             SHARES OWNED  PERCENTAGE(1)
---------------------------  ------------  -------------
L. Mychal Jefferson II            940,000          90.38

All Officers and Directors        940,000          90.38
As a Group (3 Persons)


(1) Unless otherwise indicated, each person named in the above-described table has the sole voting and investment power with respect to his shares of the Common Stock beneficially owned.
(2) Unless otherwise provided, the calculation of percentage ownership is based on the total number of shares of the Common Stock outstanding as of April 17, 1998. Any shares of the Common Stock which are not outstanding as of such date but are subject to options, warrants, or rights of conversion exercisable within 60 days of April 17, 1998 shall be deemed to be outstanding for the purpose of computing percentage ownership of outstanding shares of the Common Stock by such person but shall not be deemed to be outstanding for the purpose of computing the percentage ownership of any other person.



                       EXECUTIVE AND DIRECTOR COMPENSATION

     Since 1991, the Company has not paid salaries or other form compensation to any of its officers or directors. Effective as of January 20, 1998, L. Mychal Jefferson II will receive an annual salary of $36,000.

     By appropriate resolution of the Board of Directors, directors may be reimbursed or advanced cash for expenses, if any, relating to attendance at meetings of the Board of Directors.

ITEM  NO.  2  AMENDMENT  TO  THE  ARTICLES  OF  INCORPORATION TO CHANGE  NAME OF
COMPANY

     Pursuant to the Consent, the name of the Company will be changed from "UNICORP, Inc. " to "United States Refining and Petrochemicals, Inc. "The name change will become effective upon the proper filing of Articles of Amendment of the Articles of Incorporation, a copy of which is attached hereto as Appendix A.

     The decision to change the name of the Company was based on the desire of management that the name of the Company reflect the Company's present business plan.

ITEM  NO.  3  AMENDMENT  TO  THE  ARTICLES  OF  INCORPORATION  TO MODIFY CAPITAL
STRUCTURE

     Pursuant to the Consent, the Company has adopted Articles of Amendment of the Articles of Incorporation of the Company (the "Amendment"), a copy of which is attached hereto as Appendix A. The following description of the Amendment is qualified by reference to the full text of the Amendment described in Appendix A.

     The principal effect of the Amendment will be to expand the Company's equity structure. As summarized below, the Amendment establishes three separate classes of Common Stock and one class of Preferred Stock.

     Class  A  Voting  Common  Stock.  Unless  otherwise  provided, the existing
     -------------------------------
authorized Common Stock of the Company will be exchanged for Class A Voting Common Stock, par value of $0. 01 per share. The exchange will be on a share for share basis. The number of shares authorized for issuance as Class A Voting Common Stock will be set at 100,000,000 shares which represents an increase from the 50,000,000 shares of Common Stock authorized prior to the adoption of the Amendment.

     The voting and dividend characteristics of Class A Voting Common Stock differ from those associated with the Common Stock issued and outstanding prior to the adoption of the Consent. The Class A Voting Common Stock has a voting right to elect one-third (1/3) of the Board of Directors of the Company. In all other voting matters the class is entitled to a one-third (1/3) aggregate voting right (the "Class A Vote"). The Class A Vote will be determined by a separate vote among the holders of Class A Voting Common Stock wherein, and unless a different percentage is required, a majority of the votes cast shall control. Holders of Class A Voting Common Stock are entitled to one (1) vote for every one (1) share held.

     In addition, each share of Class A Voting Common Stock has a right to participate in dividends declared with respect to the Common Stock in an amount equal to one-half ( 1/2) of any distribution per share. Such right shall be in preference to the rights of other classes of Common Stock. All preemptive rights and cumulative voting rights are denied. No declared dividend payments were due or owing with regard to the Common Stock as of the date of the Consent.

     In addition to the shares of Class A Voting Common Stock the Company plans to issue in exchange for the shares of Common Stock outstanding prior to the Consent, the Company will issue an additional 420,000 shares of the Class A Voting Common Stock. These shares will be issued in conjunction with the Agreement of Purchase and Sale of Assets (the "Asset Purchase Agreement") executed by and between the Company and Equitable Assets Incorporated ("Equitable") effective January 1, 1998. The terms of the Asset Purchase Agreement provided for the sale of 58,285. 71 tons of Zeolite, having an agreed value of $10,200,000, by Equitable to the Company in exchange for the Company's commitment to issue 420,000 shares of Class A Voting Stock and 58,000 shares of Series A Preferred Stock, discussed below, (collectively, the "Equitable Securities"). The Equitable Securities will be issued pursuant to Board of Directors resolution and, upon issuance, will represent fully paid, non-assessable shares of the Company.

     Class  B  Non-Voting Common Stock.  The Amendment provides for the creation
     ---------------------------------
of Class B Non-Voting Common Stock, par value of $0. 01 per share, consisting of 50,000,000 shares authorized. Class B Non-Voting Common Stock does not enjoy any voting privileges. Each share of Class B Non-Voting Common Stock has a right to participate in dividends declared with respect to the Common Stock in an amount equal to one-fourth (1/4) of any distribution per share. Such right shall be in preference to the rights of Class C Voting Common Stock. All preemptive rights and cumulative voting rights are denied.

     The Company has no intention of issuing Class B Non-Voting Common Stock in the immediate future through any proposed transaction or offering.

     Class C Voting Common Stock.  The Amendment authorizes 10,000,000 shares of
     ---------------------------
Class C Voting Common Stock, par value of $0. 01 per share. The holders of Class C Voting Common Stock have a voting right to elect two-thirds (2/3) of the Board of Directors of the Company. In all other voting matters the class is entitled to a two-thirds (2/3) aggregate voting right (the "Class C Vote"). The Class C Vote will determined by a separate vote among the holders of Class C Voting Common Stock wherein, and unless a different percentage is required, a majority of the votes cast shall control. Holders of Class C Voting Common Stock are entitled to one (1) vote for every one (1) share held.

     In addition, each share of Class C Voting Common Stock has a right to participate in declared dividends with respect to the Common Stock in an amount equal to one-fourth (1/4) of any distribution per share and such right shall be subordinated to the dividend rights of other classes of Common Stock. Moreover, at any time after October 1, 1999, the issued and outstanding Class C Voting Common Stock may be converted into Class A Voting Common Stock and Class B Non-Voting Common Stock at a rate of three (3) shares of Class A Voting Common Stock and three (3) shares of Class B Non-Voting Common Stock for each share of Class C Voting Common Stock converted. All preemptive rights and cumulative voting rights are denied.

     Th authorization of the Class C Voting Common Stock will permit the Company to issue 530,000 shares of such stock, as originally intended, to L. Mychal Jefferson II in connection with the Agreement and Plan of Reorganization (the "Reorganization Agreement") executed by the Company, The Laissez-Faire Group, Inc. ("Laissez-Faire"), and Jefferson on December 31, 1997. Pursuant to the terms of the Reorganization Agreement, Jefferson was to acquire 530,000 shares of the Class C Voting Common Stock of the Company. However, at the time of the closing of the Reorganization Agreement, the Company did not have the requisite capital structure in place to issue to Jefferson the Class C Voting Common Stock. In the meantime, Jefferson agreed to take shares of the Company's existing Common Stock, so that after the closing, Jefferson owned 94 percent of the issued and outstanding shares of the Common Stock of the Company.

     Upon the proper filing of Articles of Amendment with the Nevada Secretary of State, the 530,000 shares of Common Stock held by Jefferson will be exchanged for 530,000 shares of Class C Voting Common Stock in accordance with the original terms of the Reorganization Agreement. The 530,000 shares of Class C Voting Common Stock will be issued pursuant to Board of Directors resolution and, upon issuance, will represent fully paid, non-assessable shares of the Company.

     Preferred  Stock.  The  Amendment  also  creates a class of Preferred Stock
     ----------------
with 25,000,000 shares authorized and having a par value of $1. 00 per share. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the par value, designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of dividend or interest rates, conversion rights, conversion prices, voting rights, redemption prices and maturity dates.

     The terms of the Asset Purchase Agreement, as discussed above in Class A Voting Common Stock, provide for the issuance of 58,000 shares of the Series A Preferred Stock. The Series A Preferred Stock will have the following general characteristics: (i) non-voting; (ii) eligible for non-cumulative, ordinary dividends prior and in preference to Common Stock, when and if properly declared by the Board of Directors of the Company; (iii) interest bearing at an annual coupon rate of eight and one-half percent (81/2 %); (iv) liquidation preference in the event of any liquidation, dissolution or winding up of the Company; (v) subject to adjustment in the event of a stock split, reverse stock split, or similar capital restructuring; and (vi) no preemptive right with regard to the Series A Preferred Stock or any other securities of the Company. The Series A Preferred Stock will be issued pursuant to Board of Directors resolution and, upon issuance, will represent fully paid, non-assessable shares of the Company.

     Offering;  Restricted  Securities.  Management expects to offer the Class A
     ---------------------------------
Voting Common Stock, the Class C Voting Common Stock, and the Series A Preferred Stock to in one or more private transactions exempt from registration under applicable securities laws. The securities to be issued in these transactions will be deemed restricted securities and will bear an appropriate legend indicating the same.

     Reasons  for  and Effect of the Amendment.  Generally, the Company believes
     -----------------------------------------
that the adoption of Amendment, including the creation of additional classes of Common Stock and a class of Preferred Stock, will serve the best interests of the Company. First, by increasing the number of securities available for issuance, the Company has the opportunity to raise additional capital through selected equity financings. Second, the Company can explore more flexible approaches to equity financing by packaging Common Stock and Preferred Stock offerings for investors. Third, the authorization of additional equity securities provides the Company greater latitude when engaging in commercial transactions by offering alternative methods of payment.

     Specifically, the authorization of Class A Voting Common Stock, Class C Voting Common Stock and the Series A Preferred Stock will enable the Company to provide the agreed upon consideration negotiated by management under the Asset Purchase Agreement and the Reorganization Agreement.

     Existing stockholders of the Company may not be eligible to participate in the offering of any class of Common Stock or series of Preferred Stock authorized by the Amendment. In the event shares of Class A Voting Common Stock are issued and existing stockholders are not able or eligible to purchase a sufficient number of shares to maintain their ownership percentage of the Company, such stockholders will be diluted. Similarly, in the event authorized shares of Class C Voting Common Stock, with rights of conversion into shares of Class A Voting Common Stock and Class B Non-Voting Common Stock, are issued, the equity ownership of existing stockholders of Class A Voting Common Stock will be diluted upon conversion of the Class C Voting Common Stock.

                              FINANCIAL STATEMENTS

     The financial statements of the Company appear on Appendix B, attached hereto, and are herein incorporated by reference.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the Company's financial condition and results of operations. This discussion should be read in conjunction with the Consolidated Financial Statements of the Company attached as Appendix B to this Information Statement. Statements contained in this "Management's Discussion and Analysis of Financial Conditions and Results of Operations," which are not historical facts may be forward-looking statements. Such information involves risks and uncertainties, including those created by general market conditions, competition and the possibility that events may occur which could limit the ability of the Company to maintain or improve its operating results or execute its primary growth strategy. Although management believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and there can therefore be no assurance that the forward-looking statements included herein will prove to be accurate. The inclusion of such information should not be regarded as a representation by management or any other person that the objectives and plans of the Company will be achieved. Moreover, such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

                                     GENERAL

     Management intends for the Company to proceed in its efforts to expand holdings through the purchase of existing, profitable, private, companies where there is a demonstrable gain in productivity through the minimization of general and administrative costs which are duplicative. Management will seek to implement a capital structure which affords the greatest flexibility for future acquisitions while maintaining an adequate base of equity to cushion against fluctuations in the business cycle. It is the belief of management that numerous opportunities for vertical expansion in the refining and petrochemical business are available. Many smaller private fuel distributors and convenience store operators are available near current acquisition candidates, and given the proper capital structure, could enhance the worth and viability of the Company.

     A public relations agreement has been signed with Jaz Bermaine & Company to provide public relations and market exposure for the Company. It is expected that the Company will be traded on the OTC Bulletin Board until such time as the Company can qualify for a listing on different exchange.

Pending  Acquisitions.  As  of  the  end  of 1997, the Company had examined nine
---------------------
potential  acquisition  candidates.  The  Company  has also elected to pursue an
----
agreement  to purchase a refinery located at the Valverde refurbishment facility
---
in Houston, Texas and a refinery and site, located in Nixon, Texas. The Company continues its search for undervalued private and public entities in related businesses. Meetings with several investment banking relationships have been held pursuant to financing for these anticipated purchases.

     Management expects that the Company's proposed acquisitions will expand the business of the Company through the acquisition of an established, growing distribution business in the southwestern United States. Management is of the opinion, that the purchase of refining, and distribution facilities in Texas will limit the Company's reliance upon outside refiners for refined petroleum products. The Company is also currently negotiating for the purchase of a third existing company which operates a distribution and convenience store operation in the southwestern United States.

     Nixon,  Texas  Refinery.  The  Nixon  refinery is located on a 50 acre site
     -----------------------
approximately 40 miles south of San Antonio, Texas. The plant is certified by the U.S. Department of Energy at a rate of 17,033 barrels per day of 42 API Crude. The plant was designed to refine military jet fuel in addition to propane, C3/C4, Naptha, kerosene, diesel, gas, oil, and residuals. The refinery ran for several years delivering Military Jet fuel to all three U. S. Air Force bases in San Antonio prior to its closure after Desert Storm. The refinery can be tuned to produce the standard range of refined petroleum products to meet demand in its market area. The Company feels that through an association with a minority owned petroleum distributor, profit margins exceeding $3. 00 per barrel refined may be realized. The refinery is currently being refurbished in Houston, Texas. Management believes that by combining its additional 6,000 to 7,000 barrels of refining capacity to the Nixon Refinery, the Company can process approximately 20,000 barrels of petroleum daily.

     Fluid  Catalytic  Catalyst.  Pursuant  to  the  Asset  Purchase  Agreement
     --------------------------
discussed  above  in  "Item No.  3 Amendment to the Articles of Incorporation to
     --
Modify Capital Structure," the Company purchased from Equitable Assets, Inc. approximately 58,000 tons of fluid catalytic catalyst (Zeolite), which is used in the refining, agriculture, water purification, turf management, and air purification markets, in exchange for 420,000 shares of the Company's Class A Common Stock and $5,800,000 of $100 Par Series A Callable Preferred Stock. The Company has not had in place the requisite capital structure to conclude the sale and purchase, but after the effective date of the Consent, the transaction can be concluded. The proposed purchase price for the Zeolite is approximately $175 per ton. The current market price for Zeolite ranges from $300 to $1,100 per ton. The Company plans to sell 20,571 tons of the Zeolite to Equitable Assets, Inc. in exchange for notes and commercial paper equaling $5,000,000, or $243 per ton. Management is currently examining the wholesale markets to find customers who might be consistent purchasers for its remaining inventory of fluid catalytic catalyst. The material will also be tested to determine its efficacy in any refinery that the Company may purchase.

                         LIQUIDITY AND CAPITAL RESOURCES

     In order to complete the proposed acquisitions, the Company will require additional funding. Management believes that this funding is available through investment bankers who have expressed an interest in providing equity and debt funding. There can be no assurance as to the availability or terms of this financing.

     If the Company is to be successful in concluding the above described proposed acquisitions, it will be obligated to spend at least $400,000 in earnest money, $200,000 in purchase money, at least $100,000 in acquisition costs, plus shares of the Common Stock and other costs before formal contracts can be executed or closed. Certain anticipated transactions may require the Company to incur additional debt, and the degree to which the Company may be leveraged could have important consequences, including the following: (i) the possible impairment of the Company's ability to obtain financing in the future for potential acquisitions, working capital, capital expenditures or general corporate purposes; (ii) the necessity for a substantial portion of the Company's cash flow from operations to be dedicated to the payment of principal and interest on its indebtedness; (iii) the potential for increased interest expense due to fluctuations in interest rates; and (iv) the potential for increased vulnerability of the Company to economic downturns and possible limitation of its ability to withstand competitive pressures. The Company's ability to meet its debt service obligations will be dependent upon the Company's future performance, which will be subject to general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control.

                              RESULTS OF OPERATIONS

     The Company has generated no revenues since 1991, and has had no activity since 1992.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

     During the past two fiscal years, the Company has not had any material disagreements with any accounting principle employed or conclusion reached with regard to the Company's financial statements. During this same period, the Company's has not dismissed any independent auditor nor has such auditor resigned or refused to stand for re-election.

                          EFFECTIVE DATE OF THE ACTIONS

     In accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, the Actions to be effected by the Consent will not take effect until May 7, 1998. The Company will notify its stockholders by filing a Report on Form 8-K with the Commission when the Actions become effective.

                                  OTHER MATTERS

     The Company will pay the cost of distributing this Information Statement, including the cost of assembling and mailing it. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock. The Company has enclosed herewith a copy of its Annual Report on Form 10-KSB/A for the year ended December 31, 1997.

Very  truly  yours,




L.  Mychal  Jefferson  II,  Secretary

UNICORP,  Inc.
600  Travis,  Suite  6500
Houston,  Texas  77002

April  17,  1998

                                 APPENDIX INDEX

Appendix A -- Articles of Amendment of Articles of Incorporation of Unicorp, Inc.**
Appendix  B  --  Financial  Statements  of  the  Company

_______________________
**  Previously  Filed

                               Appendix B - Page 6
                                   APPENDIX B

                        FINANCIAL STATEMENT FOR 12/31/97

                  [ALVIN L.  DAHL & ASSOCIATES, PC LETTERHEAD]


INDEPENDENT  AUDITOR'S  REPORT

To  the  Board  of  Directors
And  Stockholders
United  States  Refining  and  Petrochemicals,  Inc.
(formerly  known  as  Unicorp,  Inc.)
600  Travis,  Suite  6500
Houston,  Texas77002

We have audited the accompanying consolidated balance sheet of Unicorp, Inc. and subsidiaries as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Unicorp, Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As discussed in note 10 to the financial statement, the Company has a history of recurring losses from operations, has been dormant for several years, and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in notes 5 and
10. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 11 to the financial statement, the Company's common stock was reverse split by vote of the Board of Directors on January 20, 1998. In addition, the Articles of Incorporation were amended to authorize additional amounts and classes of common and preferred stock. The balance sheet has been restated to reflect these matters.


/s/  ALVIN  L.  DAHL  &  Associates,  PC
----------------------------------------
ALVIN  L.  DAHL  &  Associates,  PC

January  28,  1998,  except  for  Note  11,
as  to  which  the  date  is  August  27,  1998

Dallas,  Texas

                 UNITED STATES REFINING AND PETROCHEMICALS, INC.
                        (FORMERLY KNOWN AS UNICORP, INC.)

                                  BALANCE SHEET
                                   (RESTATED)
                                  FOR THE YEAR
                             ENDED DECEMBER 31, 1997

                                     ASSETS
                                     ------


                                           1997
                                      ---------

Current  Assets:

       Cash                          $         0
                                        -------
         Total Current Assets                  0

       Property, Plant and Equipment           0
                                        -------

Assets                               $         0
                                        =======



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------



Current Liabilities:

  Accounts Payable                            $       7,500
                                              --------------
  Total Current Liabilities                           7,500


Stockholders' Equity:(Restated)

Preferred Stock                                         -0-
  10,000,000 shares authorized, none issued
and outstanding
Common Stock--Class A                                   597
  100,000,000 shares authorized, 59,722
  issued and outstanding, par value $0.01
Common Stock--Class B                                   -0-
  50,000,000 shares authorized, none issued
  and outstanding
Common Stock--Class C                                   -0-
  10,000,000 shares authorized, none issued and outstanding

Paid In Capital                                   3,095,657

Retained Earnings (deficit)  (Notes 9 & 10)    ( $3,103,754)
                                              --------------

Total Liabilities & Stockholders' Equity                -0-



     THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THIS FINANCIAL STATEMENT

                                  UNICORP, INC.
                    NOTES TO CONSOLIDATED FINANCIAL STATEMENT
                             AS OF DECEMBER 31, 1997

NOTE  1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Basis of Financial Statement Presentation. The consolidated financial statement includes the accounts of the Company and its subsidiaries. Intercompany transactions and accounts are eliminated.

Cash Equivalents. Holdings of highly liquid investments with maturity of three months or less when purchased are considered to be cash equivalents.

Inventories.  Inventories  are  valued  at  the  lower  of  cost  or  market.

Property, Plant, and Equipment. Property, plant, and equipment are valued at cost less depreciation and amortization. Depreciation and amortization are primarily accounted for on the straight-line method based on estimated useful lives. Betterments and large renewals, which extend the life of the asset, are capitalized whereas maintenance and repairs and small renewals are expensed as incurred.

Sales. Income is recognized in the financial statements (and the customer billed) when products are shipped.

Income Taxes. The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Earnings Per Share. Primary Earnings Per Share are based upon 16,377,951 weighted average shares of common stock outstanding. No effect has been given to common stock equivalents since none are outstanding.

In February 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 128 Earnings Per Share effective for financial statement periods ending after December 15, 1997. This statement specifies the computation, presentation, and disclosure requirements for earnings per share for entities with publicly held common stock or potential common stock.

NOTE  2.  OPERATIONS  AND  SUBSIDIARIES

The company was incorporated in the State of Nevada on May 8, 1981. In 1988, the Stockholders voted to change the name to "Unicorp, Inc." In 1992, the Company ceased active operations; However, the president personally continued to pay state corporate fees to keep the corporations in good standing. During its active life, the Company was an oil and gas operator and a medical insurance claims processor through its wholly owned subsidiaries.

The Company owns one (1) subsidiary: Med-X Systems, Inc. (90% owned), and has evidence of ownership of two (2) additional subsidiaries: Texas Nevada Oil & Gas Company, and Whitsitt Oil Company, Inc. All are currently inactive with no known assets or liabilities. Whitsitt Oil and Texas Nevada continued to operate for a period after the parent ceased day to day operations. The oil and gas operations were liquidated and the proceeds as well as the income from the oil & gas leases was used to pay accounts payable and day to day operating expenses.

Since the subsidiaries were inactive and the oil and gas operations have previously been liquidated, the subsidiaries are given no value in the financial statements. The Company has not been able to locate stock certificates evidencing ownership of two of its subsidiaries: Whitsitt Oil Company, Inc. and Texas Nevada Oil & Gas Company. The Company will take the necessary actions in the future to prove ownership of these subsidiaries.

NOTE  3.  INCOME  TAXES

The Company uses the accrual method of accounting for tax and financial reporting purposes. At December 31, 1997, the Company had net operating loss carryforwards for financial and tax reporting purposes of approximately $3,000,000. These carryforwards expire through the year 2005, and are further subject to provisions of the Internal Revenue Code, Section 382. Pursuant to Statement of Financial Accounting Standards No. 109, the Company has recognized a deferred tax asset attributable to the net operating loss carryover, which has been fully offset by a valuation allowance in the same amount.

               Loss  Carry  Forward  Expirations
                      1998     $619,398
                      1999     $483,096
                      2000     $442,083
                      2001     $280,604
                      2002     $238,837
                      2003     $377,905
                      2004     $353,886
                      2005     $  91,588
                               --------
                              $2,887,397
Valuation  allowance         ($2,887,397)

NOTE  4.  RELATED  PARTY  TRANSACTIONS

Before ceasing daily operations, the former President advanced funds to the Company to cover operating expenses. These funds are not reflected on the balance sheet as a note payable. Additionally, the former President has advanced personal funds on the Company's behalf to keep the Company and Subsidiary Corporations in "good standing" with State authorities. These advances were forgiven in 1991.

NOTE  5.  COMMITMENTS/SUBSEQUENT  EVENTS

On December 15, 1997, the Company entered an agreement and plan of reorganization with The Laissez-Faire Group, Inc., a Texas Corporation and L. Mychal Jefferson II, its stockholder. This agreement requires the Company (Unicorp, Inc.) to acquire The Laissez-Faire Group, Inc. in an exchange of common stock. The Board of Directors approved this on December 31, 1997 with a closing date to be established in 1998.

Subsequent to the balance sheet date, the Company, as required by the aforementioned reorganization agreement, entered a commitment to purchase the oil distribution business of Sellers Petroleum ("Sellers") of Yuma, Arizona. Expected consideration for purchase is $7,000,000. The Company is also pursuing an agreement to purchase a refinery located at the Valverde refurbishment facility in Houston, Texas and a refinery and site, located in Nixon, Texas. The Company is currently seeking financing necessary to consummate these purchases.

Subsequent to the balance sheet date, the Company has committed to purchase approximately 58,000 tons of Fluid Catalytic Catalyst (Zeolite) in exchange for 420,000 shares of Class A common stock and $5,800,000 of $100 Par Series A Callable Preferred stock. A sale of 20,571 tons of the Zeolite has been arranged in exchange for collateralized notes and commercial paper equaling $5,000,000. The sale is contingent closing of the Laissez-Faire transaction.

NOTE  6.  STOCKHOLDERS'  EQUITY

At December 31, 1997, the number of authorized and issued Common Shares outstanding and the related par value and dividends paid are as follows:
1997
----
Common  Stock  authorized                            50,000,000
Common  Stock  issued                                16,377,951
Common  Stock  outstanding                           16,377,951
Common  Stock,  per  share  par  value              $      0.01
Cash  dividends  paid  on  common  stock                      0

At the January 20, 1998 Director's meeting, a proposal was approved to reverse split the Company's common stock on a 273 to 1 basis as required by the plan of reorganization and agreement with The Laissez-Faire Group, Inc. The Company also voted to amend its charter to issue (i) one hundred million (100,000,000) shares of Class A voting common stock having a par value of $0.01 per share (ii) fifty million (50,000,000) shares of Class B non-voting common stock, having a par value of $0.01 per share(iii) ten million (10,000,000) shares of Class C voting common stock having a par value of $0.01 per share and (iv) twenty-five million (25,000,000) shares of Series A preferred stock, having a par value of $100.00 per share.

NOTE  7.  YEAR  2000  ISSUES

The Company currently has no computer systems. It is anticipated that any future purchases of computer hardware or software will be evaluated to eliminate any potential Year 2000 problems. The Year 2000 Issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

NOTE  8.  OMISSION  OF  INCOME  STATEMENT  AND  STATEMENT  OF  CASH  FLOWS

The Company has not had any business activity since 1991. Expenses advanced by the former President were nominal and were advanced to keep the Company and its Subsidiaries current with the respective State Government authorities. Since there was no income, only nominal expenses, which were advanced by a related party; the Income Statement, and Statement of Cash Flows has been omitted from this presentation.

NOTE  9.  MINORITY  INTEREST  IN  MED  EX

The Company's Subsidiary, Med Ex, operated for one year (1988) and contributed approximately $25,160 of positive net income to the Company's retained earnings for that year. The ten- percent minority interest amounts to $2,516 and is deemed not material to the financial statement.

NOTE  10.  GOING  CONCERN  ISSUES

The accompanying financial statement was prepared assuming that the Company would begin new operations as a going concern. The Company has a history of operating losses during the period 1988 through 1992; and, as of the balance
sheet  date,  has  no  business  activity.   Although  management  has  made
commitments; and agreements have been entered into subsequent to the balance sheet date (see note 5), no assurances can be given that the new "start up" will be successful. If the agreements and commitments, which have been made by management, are not completed during 1998, the Company will have no on-going business activities or operations.

NOTE  11.  RESTATEMENT  OF  DECEMBER  31,  1997  BALANCE  SHEET

On April 13, 1998, the stockholders of the Company approved Articles of Amendment to its Articles of Incorporation as follows:

The name of the corporation was changed to United States Refining and Petrochemicals, Inc.

The total number of shares of stock which the Corporation shall have authority to issue is 185,000,000 consisting of 100,000,000 shares of Class A Voting Common Stock, par value $0.01 per share, 50,000,000 shares of Class B Non-Voting Common Stock, par value $0.01 per share, 10,000,000 shares of Class C Voting
Common Stock, par value $0.01 per share, and 25,000,000 shares of Preferred Stock, par value $100.00 per share.

As discussed in Note 6, the Board of Directors approved a reverse split of the Company's common stock on a 273 to 1 basis (27:1). The balance sheet of the Corporation has been re-stated to reflect the foregoing.

As of May 26, 1998 the Company is not actively pursuing a transaction with Seller's Petroleum.